EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-161159, 333-174559, 333-196320, 333-211609 and 333-256404 on Form S-8 of our reports dated February 20, 2025, relating to the financial statements of Integer Holdings Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Williamsville, New York
February 20, 2025